UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional materials
[ ]	Soliciting Material Under Rule14a-12

NetREIT, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]	No fee required.

[ ]	No fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

June 19, 2017

Dear Stockholder,

Please be advised that a quorum was not present at the Annual Stockholders Meeting of NetREIT, Inc. originally convened on June 16, 2017. Although over 93% of the votes that have been received to date have been cast in favor of all submitted proposals, without a quorum, we were unable to hold the Annual Meeting as originally scheduled.

At the originally scheduled June 16, 2017 meeting, the proxy holders voted on and approved a proposal to adjourn the meeting to July 19, 2017 at 8:30 a.m., in order to provide stockholders who had not voted with additional time to vote. Unfortunately, rescheduling the Annual Stockholders Meeting will require that we spend additional funds to notify our stockholders and allow additional time to vote via Internet and telephone. Therefore, it is imperative that we receive your vote.

According to our records, your vote has not been received.  Regardless of how many shares you own, your vote is extremely important and your shares cannot be voted unless you give your specific instructions. We ask that you please take a moment to authorize a proxy to vote today by following the telephone instructions at 1-866-249-5360 or the Internet instructions at www.proxypush.com/NetREIT which are also referenced within the enclosed proxy card. You may also choose to cast your vote by signing and returning the proxy card in the enclosed business reply envelope.

A copy of the Notice of Stockholders Meeting is enclosed with this letter in accordance with Maryland law. If you have any questions, please feel free to contact us at 1-866-781-7721.

Sincerely,

Jack K. Heilbron,

President & CEO

NetREIT, Inc.

June 19, 2017

Dear Stockholder,

Thank you for voting or authorizing a proxy to vote your shares at the Annual Stockholders Meeting of NetREIT, Inc. originally convened on June 16, 2017. Although over 93% of the votes that have been received to date have been cast in favor of all submitted proposals, unfortunately, a quorum was not present at the time of the Annual Meeting on June 16, 2017.

Thus at the originally scheduled June 16, 2017 meeting, the proxy holders voted on and approved a proposal to adjourn the meeting to July 19, 2017 at 8:30 a.m., in order to provide stockholders who had not voted with additional time to vote.

Since our records reflect that you have already voted, there is nothing else for you to do in advance of the July 19, 2017 Annual Stockholders Meeting. However, a previously submitted proxy may be revoked at any time before it is voted at the Annual Meeting by (i) delivering a proxy revocation or other duly executed proxy bearing a later date to the Corporate Secretary of NetREIT, Inc., (ii) by attending the Annual Meeting and voting in person or, (iii) by authorizing a proxy to vote via the Internet at www.proxypush.com/NetREIT or by telephone at 1-866-249-5360 as instructed on the enclosed proxy card.  You may also choose to cast your vote by completing and mailing the proxy card in the business reply envelope that has been provided.  In the event that more than one vote is received from you, only the one bearing the latest date will be counted.

We want to thank you again for voting and for your continued investment in NetREIT, Inc. A copy of the Notice of Stockholders Meeting is enclosed with this letter in accordance with Maryland law.  If you have any questions, please feel free to contact us at 1-866-781-7721.

Sincerely,

Jack K. Heilbron,

President & CEO

NetREIT, Inc.

ANNUAL MEETING OF NETREIT, INC. Annual Meeting of NetREIT, Inc. Date: July 19, 2017 to be held on July 19, 2017 Time: 8:30 A.M. PDT Place: 1282 Pacific Oaks Place, Escondido, CA 92029 for Holders as of March 31, 2017 This proxy is being solicited on behalf of the Board of Directors Please make your marks like this: Use dark black pencil or pen only VOTE BY: Board of Directors Recommends a Vote FOR proposals 1, 2, and 3. TELEPHONE Call Please separate carefully at the per foration and return just this portion in the envelope provided. INTERNET Go To www.proxypush.com/NetREIT • Cast your vote online. • View Meeting Documents. 866-249-5360 • Use any touch-tone telephone. OR • Have your Proxy Card/Voting Instruction Form ready. 1: Election of Directors Directors Recommend For Withhold For 01 William H. Allen • Follow the simple recorded instructions. MAIL 02 David T. Bruen For 03 Shirley Y. Bullard For 04 Larry G. Dubose For 05 Kenneth W. Elsberry For For 06 Jack K. Heilbron For 07 Sumner J. Rollings 08 Thomas E. Schwartz For

Please separate carefully at the perforation and return just this portion in the envelope provided. Proxy — NetREIT, Inc. Annual Meeting of Stockholders July 19, 2017 at 8:30 a.m. PDT This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Jack K. Heilbron & Kathryn Richman (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of NetREIT, Inc., a Maryland corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s corporate office at 1282 Pacific Oaks Place, Escondido, CA 92029, on July 19, 2017 at 8:30 a.m. PDT and all adjournments thereof. The purpose of the Annual Meeting is to take action on the following: 1. Proposal 1; 2. Proposal 2; 3. Proposal 3; and 4. Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. The 8 directors up for re-election are: William H. Allen, David T. Bruen, Shirley Y. Bullard, Larry G. Dubose, Kenneth W. Elsberry, Jack K. Heilbron, Sumner J. Rollings, and Thomas E. Schwartz. The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” each proposal. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. To attend the meeting and vote your shares in person, please mark this box.